Exhibit 99.1

ENDI Corp. Announces Planned SEC Deregistration and Transfer of Trading to OTC Pink Market

Glen Allen, VA, January 12, 2024 — ENDI Corp. (OTCQB: ENDI) (“ENDI” or the “Company”) today announced its intention to deregister its Class A common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by filing a Form 15 with the U.S. Securities and Exchange Commission (the “SEC”) on or about January 12, 2024. The filing of the Form 15 will immediately suspend ENDI’s obligation to file current and periodic reports pursuant to the Exchange Act, and effective 90-days thereafter, is expected to terminate the registration of the Company’s Class A common stock under Section 12(g) of the Exchange Act. The Company still intends to file a Form 10-K annual report for its fiscal year ended December 31, 2023 in accordance with SEC requirements.

The Company anticipates that as a result of deregistration, trading in the Company’s Class A common stock will transfer from the OTCQB (venture market) to the OTC Pink market (“OTC Pink”) under its current trading symbol “ENDI.” The Company currently intends to continue to provide information to its stockholders and to take such actions within its control to enable its Class A common stock to be quoted on the OTC Pink, so that a trading market may continue to exist for its Class A common stock. There is no guarantee, however, that a broker will continue to make a market in the Class A common stock and that trading of the Class A common stock will continue on the OTC Pink or otherwise.

The Company made the decision to pursue deregistration following the careful review and consideration by its Board of a number of factors, including, but not limited to, (i) the limited number of Company stockholders and trading in the Company’s securities, (ii) the expected reduction in operating expenses by eliminating SEC reporting costs and reducing the Company’s associated audit expenses, and (iii) the expectation that continued trading of the Company’s Class A common stock on the OTC Pink will afford the Company’s stockholders a substantially equivalent opportunity to trade in the Company’s Class A common stock as is currently afforded to the Company’s stockholders on the OTCQB.

About ENDI Corp.

ENDI Corp. is an investment company primarily focused on financial products and services. ENDI operates in the following sectors: (i) CrossingBridge Operations (investment advisory and sub-advisory services offered through various SEC registered mutual funds and an exchange-traded fund through CrossingBridge Advisors, LLC); (ii) Willow Oak Operations (joint ventures, service offerings, and initiatives undertaken in the asset management industry through Willow Oak Asset Management, LLC and its subsidiaries); and (iii) the sale of internet access, e-mail and hosting, storage, and other ancillary services through Sitestar.net, Inc. For more information, please visit: www.endicorp.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern ENDI’s expectations, strategy, plans or intentions. These forward-looking statements are based on ENDI’s current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, statements regarding the timing and effect of the Company’s deregistration of its securities, the transfer of trading from the OTCQB to the OTC Pink, and the continued existence of a trading market in the Company’s Class A common stock. Investors should read the risk factors set forth in our Form 10-K for the year ended December 31, 2022. However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements included herein are made as of the date hereof, and ENDI does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances, except as may be required by law.

Investor Relations Contact

Email: info@endicorp.com

https://www.endicorp.com/